Exhibit 99.1

Concentrix to Combine with Webhelp, Creating a Diversified Global CX Leader, Well-Positioned for Growth
•Enhances Concentrix’ position as a leader in $550B+ growing CX market
•Adds clients in attractive growing markets, further diversifying our marquee client list
•Significantly expands footprint in Europe, Latin America, and Africa
•Expands breadth and global reach of high-value services and digital capabilities
•Strengthens support for clients and staff, combining complementary cultures
•Accretive to revenue growth, profitability, and non-GAAP EPS in first year
•Conference call today at 5:00 PM EDT
NEWARK, Calif., March 29, 2023 (GLOBE NEWSWIRE) — Concentrix Corporation (Nasdaq: CNXC), a leading global provider of customer experience (CX) services and technologies, today announced they have entered into an agreement to combine with Webhelp in a transaction valued at approximately $4.8 billion, including net debt. Webhelp is a recognized leader in the market, specializing in CX, sales, marketing, and payment services with a strong client and delivery footprint in Europe, Latin America, and Africa. The combined company, with approximately $9.8 billion in estimated pro forma 2023 annual revenues and a complementary global presence, will be uniquely positioned to grow faster than the market and transform customer experiences with innovative technology for the world’s best brands.
This combination marks a key milestone for the two companies, as they come together with a complementary culture, footprint, capabilities, and vision. Chris Caldwell, President and CEO of Concentrix, will lead the combined organization. “We are honored and excited to join forces with Webhelp, a recognized and game-changing leader in Europe, Latin America, and Africa that shares our culture, values and fanatical focus on people and the success of our valued clients. As we embark on this new journey together, we will have the most impressive toolkit of high-value services and digital capabilities, and a complementary portfolio of approximately 2,000 amazing clients with a diversified and robust revenue stream. With our combined strengths, we will be uniquely positioned to redefine the industry and design, build and run the future of CX,” said Chris Caldwell.
“I am excited to begin the next chapter as we come together, aligned in our culture, ‘think human’ mentality, and ambitious plans for the future. I’ve always said that Webhelp’s most precious assets are our clients and our people. Blending strengths of both incredible companies will allow us to keep clients at the heart by offering them the most complete range of solutions, while improving our attractiveness toward talent and investing in technology,” said Olivier Duha, Co-founder and CEO of Webhelp.
Ian Gallienne, CEO of Groupe Bruxelles Lambert (“GBL”), the majority stakeholder in Webhelp since 2019, said, “Following the remarkable development of Webhelp since our investment in 2019, GBL is looking forward to being part of the continued success and growth story that lies ahead. The combined entity will be a leading and transformative force in the marketplace, positioned to create substantial value for all stakeholders.”

Compelling Strategic Benefits
Enhances Concentrix’ position as a leader in $550B+ growing CX market.  Webhelp is a CX leader in Europe, Latin America, and Africa. The pro forma combined company is expected to have $9.8 billion in revenue for fiscal year 2023. The combination is expected to create a leading global CX provider with broad capabilities across digital services and technology, delivered at scale, positioned to accelerate growth in a dynamic market of rapidly changing consumer expectations.
Adds clients in attractive growing markets, further diversifying our marquee client list. Webhelp will add approximately 1,000 clients to Concentrix, including 25+ Fortune Global 500 and 200+ new economy clients. The combined company will have approximately 2,000 clients, including 155 Fortune Global 500 clients and 320 new economy clients. Webhelp’s clients are predominantly based outside of North America, and Webhelp will expand Concentrix’ domestic sales presence into 12 additional countries.
Significantly expands footprint in Europe, Latin America, and Africa. The transaction establishes one of the most robust, well-balanced global footprints in the industry, enhancing Concentrix’ presence in Europe and Latin America, and establishing its African footprint, all at scale. Webhelp adds over 25 new countries to Concentrix and the combined company will have a robust global footprint across more than 70 countries, with a diversified revenue contribution nearly evenly split between the Americas, Europe, and Asia Pacific.
Expands breadth and global reach of high-value services and digital capabilities. The transaction brings together a broad set of offerings combining the digital capabilities of the two entities to better serve the needs of our clients with high-value services. The combined organization will have robust platforms meeting the needs of the strategic verticals it serves. Additionally, the combination is also expected to accelerate Concentrix Catalyst’s global reach by adding Webhelp’s engineering talent in Europe and Latin America.
Strengthens support for clients and staff, combining complementary cultures. Both Concentrix and Webhelp have been recognized as leaders globally by Great Places to Work and Comparably. In addition, both companies have earned hundreds of awards for ESG and staff environment, well-being, diversity, and engagement as well as hundreds of client partner of choice awards within the last three years.
Accretive to revenue growth, profitability, and non-GAAP EPS in first year. The combination enhances an already attractive financial profile through accretion to revenue growth, profitability, and non-GAAP diluted earnings per share (“EPS”). Webhelp is expected to generate approximately $3.0 billion of revenue and $500 million of adjusted EBITDA in 2023, reflecting over 8% organic constant currency growth. The transaction is expected to be accretive to non-GAAP EPS in the first full year, with double-digit accretion to non-GAAP EPS in the second full year.
Transaction Details:
•Concentrix has entered into a binding put option agreement to combine with Webhelp. Upon completion of customary works council consultations, the parties will enter into a definitive purchase agreement.

•Under the terms of the agreement, Concentrix will acquire 100% of the shares of Webhelp. Shareholders of Webhelp will receive 14.9 million shares of Concentrix, €500 million of cash proceeds, and a €700 million note payable in two years, bearing an interest rate of 2%, with the right to earn an additional 0.75 million shares of Concentrix if the Concentrix share price reaches $170.00 per share within seven years from the closing of the transaction (based on daily volume weighted average prices measured over a specified period). Additionally, Webhelp’s targeted net debt of approximately €1.55 billion will be refinanced when the transaction closes.
•Upon closing of the transaction, Concentrix shareholders will own approximately 78% of the combined company with Webhelp shareholders owning approximately 22%.
•Maintaining its commitment to a diverse board of directors, the combined company will have a ten-member board, including two new board members that are expected to be Olivier Duha as Vice Chair of the Board and Nicolas Gheysens, as a representative of GBL.
•Cost synergy benefits are expected to be $75 million in the first full year after closing, achieving a minimum of $120 million, net of investments, by the third full year.
•The combined company will benefit from a strong financial foundation and an investment grade profile, generating strong free cash flows.  At close, Concentrix is expected to have approximately $5.1 billion of total debt outstanding, consisting of newly issued senior notes, the €700 million note payable, and its existing credit and accounts receivable securitization facilities. Based on estimated pro forma adjusted EBITDA of approximately $1.6 billion in 2023 and expected net debt of approximately $4.9 billion at close, net debt-to-adjusted EBITDA is expected to be approximately 3x at transaction close and is expected to decrease to close to 2x within two years (excluding any future acquisitions).
•Total transaction value of $4.8 billion and expected 2023 Webhelp revenue and adjusted EBITDA are based on an assumed exchange rate of 1.08 USD/EUR. The transaction value also reflects a Concentrix share price of $120.00 per share.
The transaction is expected to close by the end of the year, subject to customary closing conditions, including approval by Concentrix shareholders and regulatory approvals. Certain shareholders of the company, including MiTAC International Corporation, which collectively owned approximately 15% of Concentrix common stock as of March 29, 2023, have agreed to vote their shares in favor of the transaction. Until the transaction is completed, the companies will continue to operate independently.
Conference Call and Webcast:
A conference call will be held to discuss the transaction and Concentrix’ first quarter financial results on Wednesday, March 29, 2023, at 5:00 PM (ET) / 2:00 PM (PT)
The live conference call will be webcast in listen-only mode in the Investor Relations section of the Concentrix website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations.
A replay will also be available on the website following the conference call.

About Concentrix
We’re Concentrix (Nasdaq: CNXC), a leading global provider of customer experience (CX) solutions and technology. We reimagine everything CX to improve business performance for some of the world’s best brands, and the ones that are changing the world as we know it. Every day, we Design, Build and Run CX for over 130 Fortune Global 500 and 125 new economy clients. Whether it’s a specific solution or the whole end-to-end journey, we’ve got it covered. We’re the strategic thinkers who design brand-defining experiences. The tech geeks who build smarter solutions. And the operational experts who run it all and make it work seamlessly. Across 40 countries and 6 continents, we provide services across key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. Location: Virtually Everywhere. Visit www.concentrix.com to learn more.
About Webhelp
Webhelp designs, delivers, and optimizes unforgettable human experiences for today’s digital world – creating game-changing customer journeys. From sales to service, content moderation to credit management, Webhelp is an end-to-end partner across all B2C and B2B customer journeys. Almost 125,000 passionate employees across 58 countries thrive on making a difference for the world’s most exciting brands. Webhelp is currently owned by its management and GBL, a leading global investment holding, as of November 2019. For more information on Webhelp, visit www.webhelp.com.
About Groupe Bruxelles Lambert
Groupe Bruxelles Lambert (“GBL”) is an established investment holding company, with over sixty years of stock exchange listing and a net asset value of €17.8bn at the end of December 2022. As a leading and active investor in Europe, GBL focuses on long-term value creation with the support of a stable family shareholder base. As a responsible company and investor, GBL perceives ESG factors as being inextricably linked to value creation. GBL aims to grow its diversified high-quality portfolio of listed, private and alternative investments.
GBL is focused on delivering meaningful growth by providing attractive returns to its shareholders through a combination of growth in its net asset value, a sustainable dividend and share buybacks.
GBL is listed on Euronext Brussels (Ticker: GBLB BB; ISIN code: BE0003797140) and is included in the BEL20 index. Visit www.gbl.be to learn more.
Use of Non-GAAP Information
We refer to certain non-GAAP financial measures in this press release, including:
•Non-GAAP diluted earnings per common share (“EPS”), which is diluted EPS excluding the per share, tax effected impact of acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets and share-based compensation.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation, plus depreciation.
We believe that providing this additional information is useful to the reader to better assess and understand base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. A reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures is not provided because we are unable to provide such reconciliation without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items and the periods in which such items may be recognized. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
A quantitative reconciliation of the pro forma adjusted EBITDA to the most directly comparable GAAP measures cannot be provided without unreasonable efforts due to the forward-looking nature of the adjustments, and their inherent variability. For the same reason, Concentrix is unable to address the probable significance of the unavailable information, which may have a material impact on expected GAAP results.
Additional Information and Where to Find It
In connection with the proposed transaction between Concentrix Corporation (“Concentrix”) and Webhelp, Concentrix plans to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Concentrix will mail the definitive proxy statement to each stockholder entitled to vote at the special meeting relating to the transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT CONCENTRIX WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the transaction (when they become available) and any other documents filed by Concentrix with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) and Concentrix’ website at www.concentrix.com.
Participants in the Solicitation
Concentrix and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Concentrix’ stockholders in connection with the transaction. Information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such transaction when it is filed with the SEC. You may obtain information about Concentrix’ executive officers and directors in Concentrix’ definitive proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on February 9, 2023. To the extent holdings of such participants in Concentrix’ securities are not reported, or have changed since the amounts described in the proxy statement for the 2023 annual meeting of stockholders, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Concentrix’ website at www.concentrix.com.
Information for U.S. Persons Holding Webhelp Shares
This proposed business combination is made for the securities of a non-U.S. company. The offer is subject to disclosure and procedural requirements in France and other non-U.S. jurisdictions that are different from those of the United States. The transaction will be structured to comply with the securities laws and regulations in France, the United States and other applicable jurisdictions that are applicable to transactions of this type.
It may be difficult for U.S. holders of Webhelp shares to enforce their rights and any claims they may have arising under the federal securities laws of the United States, since Webhelp is incorporated in a non-U.S. jurisdiction, and some or all of its officers and directors may be residents of a non-U.S. jurisdiction. U.S. holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court's judgment.
Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the combination with Webhelp and the timing thereof, including works council consultations, regulatory approvals and the satisfaction of other closing conditions and the timing thereof, the expected accretion to revenue growth, profitability and non-GAAP EPS and the pace thereof, the estimated size of the transaction and the combined company, including estimated pro forma revenues in 2023, the expected revenue and adjusted EBITDA contributions of the Webhelp business to the Company, the expected growth of the Webhelp business, the expected debt profile and cash flows of the combined company, the pro forma adjusted EBITDA and net debt of the combined company, the expected cost synergies to be achieved from the transaction, and the pro forma ownership structure of the combined company, statements regarding the Company’s expected future financial condition and results of operations, including revenue, operating income, profit margins, effective tax rate and leverage, and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to the proposed transaction, including that the proposed transaction will not be consummated; the ability to receive shareholder approval and regulatory approvals for the proposed transaction in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed transaction; conditions in the credit markets and the ability to obtain financing for the proposed transaction on a favorable basis if at all; the ability to retain key employees and successfully integrate the Webhelp business; our ability to realize estimated cost savings, synergies or other anticipated benefits of the proposed transaction, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the announcement or consummation of the proposed acquisition on relationships with clients and other third parties; risks related to general economic conditions, including consumer demand, interest rates, inflation, supply chains and the effects of the conflict in Ukraine; cyberattacks on our, Webhelp’s or our respective clients’ networks and information technology systems; the failure of our or Webhelp’s staff and contractors to adhere to our and our respective clients’ controls and processes; the inability to protect personal and proprietary information; the inability to execute on our digital CX strategy; the loss of key personnel or the inability to attract and retain staff with the skills and expertise needed for our business; increases in the cost of labor; the effects of the COVID-19 pandemic and other communicable diseases, natural disasters, adverse weather conditions or public health crises; geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of the our or Webhelp’s operations; the inability to successfully identify, complete and integrate strategic acquisitions or investments; competitive conditions in our industry and consolidation of our competitors; higher than expected tax liabilities; the demand for CX solutions and technology; variability in demand by our or Webhelp’s clients or the early termination of our or Webhelp’s client contracts; the level of business activity of our or Webhelp’s clients and the market acceptance and performance of their products and services; currency exchange rate fluctuations; the operability of our or Webhelp’s communication services and information technology systems and networks; changes in law, regulations or regulatory guidance; damage to our or Webhelp’s reputation through the actions or inactions of third parties; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2022 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.
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Investor Contact:
David Stein
Investor Relations
Concentrix Corporation
+1-513-703-9306
david.stein@concentrix.com